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                                                                    EXHIBIT 1.30



March 25, 1998



CONFIDENTIAL

Mr. Bob Newman
123 Courtenay Terrace
Sherwood Park, Alberta
T8A 5S6

Dear Bob:

SUBJECT: New Position, Relocation to Boston Area

I am pleased to offer you the position of Director, Marketing and Business Development, reporting to Dr. Madiyalakan, located in our new U.S. office at 303 Wyman Street, Waltham, Massachusetts. Upon your permanent relocation to the Boston area (which must be accomplished by August 15, 1998) you will receive a salary of US $120,000. Until your permanent relocation, you will continue to receive your current Canadian salary. You will be required to work periodically in the Boston area until your relocation.

This cover letter and the attached Blaine Schamber explanation of the details concerning your relocation constitute our offer letter. As you know, your acceptance of this position is optional. If you do not indicate your acceptance by signing below by April 15, 1998, the Company reserves the right to seek other candidates, both from within and outside of the company. If not further agreed in writing between you and the Company, this offer letter and your acceptance thereof constitutes the entire agreement of your new U.S. appointment.

Sincerely,                                  I hereby accept the offer letter and
                                            terms therein.

/s/ Trudy Chimko     3/25/98        /s/ Bob Newman        4/20/98

Richard Bagley       Date           Bob Newman            Date
President & CEO
(signed in absence to avoid delay)



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                                  ALTAREX MEMO:



Date:      June 9, 1998

To:       Robert Newman

From:     Blaine Schamber

Subject:  Additional Term Of Employment



Here are additional terms of employment that the Company has agreed to:

1. In addition to your salary the Company will provide you with $1,500 US per month in lieu of moving your household to the Boston area and in lieu of providing you with transportation back to the Edmonton area. These payments will start in June and will be for a period of 24 months. These payments are made to you provided that you are an employee of the Company or a subsidiary of the Company and provided that you are living in the Boston area.

 2. During your employment with the Company, should you decide to relocate your household to the Boston area before January 31, 1999 the Company will pay for the household moving expense, but will deduct payments made under 1. above from the amount paid for your household moving expense. Upon notification of your desire to relocate your household to the Boston area, the Company will stop the $1,50O US monthly payments.



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                               FIRST AMENDMENT TO
                               EMPLOYMENT CONTRACT


         This First Amendment (the "Amendment") to Employment Contract is entered into as of this 19' day of June, 1998, by and among AltaRex Corp., a body corporate having offices at the City of Edmonton, in the Province of Alberta (the "Company"),AltaRex US Corp., a Delaware corporation having offices in Waltham, Massachusetts ("AltaRex US"), and Robert Newman an individual residing in Framingham, Massachusetts (the "Employee").

         WHEREAS, the Company and the Employee are party to an Employment Contract made January 1, 1997 (the "Employment Contract");

         WHEREAS, the Employee has agreed to relocate to the Company's office in the United States;

         WHEREAS, in consideration of the Employee's relocation, the Company and the Employee desire to make certain amendments to the termination provisions of the Employment Contract; and

         WHEREAS, the Employee and the Company desire that the Company assign the Employment Contract to the Company's wholly-owned U.S. subsidiary AltaRex US, and AltaRex US desires to assume the Employment Contract;

         NOW THEREFORE, in consideration of these premises, the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

1. Capitalized Terms. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Employment Contract.

2.       Amendments.

         (a) Section 2.01 of the Employment Contract is hereby amended to read in its entirety as follows:

                  2.01 The Company agrees to employ the Employee in the position of Director of Medical Marketing and Business Development and the Employee agrees to accept employment on the terms and conditions herein contained.

         (b) Section 8.03 of the Employment Contract is hereby amended to read in its entirety as follows:


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8.03     If the employment relationship between the Employee and the Company is terminated and a Termination Event has not occurred, the Employee shall be entitled to one year's salary based upon the amount (in Canadian dollars) set out in Section 3.01 of this Agreement; provided, however, that in the event that at the time of such termination the primary location of the Employee's performance of duties hereunder is the United States, the Employee shall be entitled to the greater of:

         i. one year's salary based upon the amount (in Canadian dollars) set out in Section 3.01 of this Agreement (Can $80,000), and

         ii. six month's salary based upon the amount (in US dollars) that the Company is paying to the Employee at the time of such termination in consideration of the Employee's relocation to the United States.

         Such severance compensation shall be paid to the Employee so as to maximize any reduction in income tax payable thereon as permitted by the Income Tax Act (Canada) and agreed to by the Company.

         (c) Section 10-06 of the Employment Contract is hereby amended to read in its entirety as follows:

                  10.06 This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. The Company and the Employee hereby consent to the jurisdiction of the federal courts of the United States located in the Commonwealth of Massachusetts or the state courts of the Commonwealth of Massachusetts in connection with any controversy arising out of the operation of this Agreement, and each agrees not to bring any action or proceeding arising out of relating to this Agreement in any other court.

3. Assignment and Assumption of Employment Contract. The Company hereby transfers, conveys and assigns the Employment Contract to AltaRex US, and AltaRex US agrees to assume, perform and discharge all obligations under the Employment Contract. The Employee hereby acknowledges and consents to such assignment and assumption. All references in the Employment Contract to the Company shall be deemed to refer to AltaRex US.


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4.       Miscellaneous Provisions.

         (a) This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. The Company, AltaRex US and the Employee hereby consent to the jurisdiction of the federal courts of the United States located in the Commonwealth of Massachusetts or the state courts of the Commonwealth of Massachusetts in connection with any controversy arising out of the operation of this Amendment, and each agrees not to bring any action or proceeding arising out of or relating to this Amendment in any other court.

         (b) This Amendment, together with the Employment Contract and that memorandum notifying the Employee of his relocation to the Company's office in the U.S. dated March 25, 1998 constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter hereof.

         (c) In all respects other than as specifically provided in this Amendment, the Employment Contract is hereby ratified and affirmed. IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

                  ALTAREX CORP.                               EMPLOYEE



           By:    /s/ Blaine Schamber                    /s/ Robert Newman
                  Name: Blaine Schamber                  Robert Newman
                  Title: Vice President, Finance



                  ALTAREX US, CORP.


           By:   /s/ Richard Bagley
                 Name:  Richard Bagley
                 Title:  President & CEO